GUARANTY AND SECURITY AGREEMENT


         THIS GUARANTY AND SECURITY AGREEMENT is dated as of December 19, 2001, from each of the undersigned (each a "Guarantor" and collectively the
"Guarantors"), in favor of First Union National Bank, a national banking association (the "Lender").

                              W I T N E S S E T H:

         WHEREAS, DryClean USA, Inc., a Delaware corporation ("Dryclean") and Lender have entered into a Loan and Security Agreement, dated as of the date hereof (as at any time amended, modified or supplemented, the "Loan Agreement").

         WHEREAS, each Guarantor is a wholly-owned subsidiary of Dry Clean and each Guarantor will derive direct and indirect economic benefits from the financings to be made by Lender pursuant to the Loan Agreement.

         WHEREAS, in connection with the making of the Loans under the Loan Agreement and as a condition precedent thereto, Lender is requiring that each Guarantor shall have executed and delivered this Guaranty.

         NOW, THEREFORE, in consideration of the premises and the covenants, agreements, terms and conditions contained herein, the parties hereto hereby agree as follows:


         SECTION 1    DEFINITIONS.

         1.1 Defined Terms. For purposes of this Guaranty, in addition to (i) the terms defined in the Loan Agreement, which shall be used herein as defined therein if not separately defined herein, and (ii) the terms defined elsewhere in this Guaranty, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Guaranty" or "this Guaranty" shall include all amendments, modifications and supplements hereto and restatements hereof and shall refer to this Guaranty and Security Agreement as the same may be in effect at the time such reference becomes operative.

         1.2 Terms. All other terms contained in this Guaranty shall, when the context so indicates, have the meanings provided for by the Code to the extent the same are used or defined therein.

         SECTION 2    THE GUARANTY

         2.1 Guaranty of Indebtedness of Borrower. Each Guarantor hereby unconditionally guarantees to Lender, and its successors, endorsees, transferees and assigns, the prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Indebtedness. Each Guarantor agrees that this Guaranty is a guaranty of payment and performance and not of collection, and that its obligations under this Guaranty shall be primary, absolute and unconditional, irrespective of, and unaffected by:

                  (a) the genuineness, validity, regularity, enforceability or any future amendment of, or change in this Guaranty, the Loan Agreement, any other Loan Document or any other agreement, document or instrument to which Borrower and/or any Guarantor is or are or may become a party;

                  (b) the absence of any action to enforce this Guaranty, the Loan Agreement or any other Loan Document or the waiver or consent by Lender with respect to any of the provisions thereof;

                  (c) the existence, value or condition of, or failure to perfect its Lien against, any security for the Indebtedness or any action, or the absence of any action, by Lender in respect thereof (including, without limitation, the release of any such security); or

                  (d) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor;

it being agreed by each Guarantor that its obligations under this Guaranty shall not be discharged until the payment and performance and discharge in full, of the Indebtedness. Each Guarantor shall be regarded, and shall be in the same position, as principal debtor with respect to the Indebtedness. Each Guarantor expressly waives all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Lender to proceed in respect of the Indebtedness against Borrower, any other guarantor or any other Person or against any security for the payment and performance of the Indebtedness before proceeding against, or as a condition to proceeding against, any Guarantor. Each Guarantor agrees that any notice or directive given at any time to Lender which is inconsistent with the waiver in the immediately preceding sentence shall be null and void and may be ignored by Lender, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless Lender has specifically agreed otherwise in writing. It is agreed between each Guarantor and Lender that the foregoing waivers are of the essence of the transaction contemplated by the Loan Documents and that, but for this Guaranty and such waivers, Lender would decline to make the Loans under the Loan Agreement.

         2.2 Demand by Lender. In addition to the terms of the Guaranty set forth in section 2.1 hereof, and in no manner imposing any limitation on such terms, it is expressly understood and agreed that, if the then outstanding principal amount of the Indebtedness (together with all accrued interest thereon) is declared to be, or otherwise becomes, immediately due and payable, then,



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


Guarantor shall, upon demand in writing therefor by Lender to any Guarantor, pay to Lender in immediately available federal funds the entire outstanding
Indebtedness due and owing to holder or holders of the Indebtedness. Such payment by any Guarantor shall be credited and applied upon the Indebtedness to an account designated by Lender or at the address set forth herein for the giving of notice to Lender or at any other address that may be specified in writing from time to time by Lender.

         2.3 Enforcement of Guaranty. In no event shall Lender have any obligation (although Lender is entitled, at its option) to proceed against Borrower, any other guarantor or any other Person or any real or personal property pledged to secure the Indebtedness before seeking satisfaction from any Guarantor, and Lender may proceed, prior or subsequent to, or simultaneously with, the enforcement of Lender's rights hereunder, to exercise any right or remedy which it may have against any property as a result of any Lien it may have as security for all or any portion of the Indebtedness.

         2.4 Waiver. In addition to the waivers contained in section 2.1 hereof, each Guarantor waives, and agrees that it shall not at any time insist upon, plead or in any manner whatever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by any Guarantor of its obligations under, or the enforcement by Lender of, this Guaranty. Each Guarantor hereby waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Indebtedness, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Indebtedness, notice of adverse change in Borrower's financial condition or any other fact which might materially increase the risk to any Guarantor) with respect to any of the Indebtedness or all other demands whatsoever and waives the benefit of all provisions of law which are or might be in conflict with the terms of this Guaranty. Each Guarantor represents, warrants and agrees that, as of the date of this Guaranty, its obligations under this Guaranty are not subject to any offsets or defenses against Lender or Borrower of any kind. Each Guarantor further agrees that its obligations under this Guaranty shall not be subject to any counterclaims, offsets or defenses against Lender or Borrower of any kind which may arise in the future.

         2.5 Benefit of Guaranty. The provisions of this Guaranty are for the benefit of Lender and its successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between Borrower, on the one hand, and Lender, on the other hand, the obligations of Borrower under the Loan Agreement. In the event all or any part of the Indebtedness is transferred, endorsed or assigned by Lender to any Person or Persons, any reference to "Lender" herein shall be deemed to refer equally to such Person or Persons.

         2.6 Modification of Loans, Etc. If Lender shall at any time or from time to time, with or without the consent of, or notice to, any Guarantor:

                  (a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Indebtedness;



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

                  (b) take any action under or in respect of any of the Loan Documents in the exercise of any remedy, power or privilege contained therein or available to it at law, equity or otherwise, or waive or refrain from exercising any such remedies, powers or privileges;

                  (c) amend, modify or restate in any manner whatsoever, any of the Loan Documents;

                  (d) extend or waive the time for any Guarantor's, Borrower's or other Person's performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under any of the Loan Documents, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

                  (e) take and hold any additional security or collateral for the payment of the Indebtedness guaranteed hereby or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which Lender has been granted a Lien, to secure any indebtedness of any Guarantor or Borrower to Lender;

                  (f) release anyone who may be liable in any manner for the payment of any amounts owed by any Guarantor or Borrower to Lender;

                  (g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of any Guarantor or Borrower are subordinated to the claims of Lender; and/or

                  (h) apply any sums by whomever paid or however realized to any amounts owing by any Guarantor or Borrower to Lender in such manner as Lender shall determine in its sole discretion;

then Lender shall not incur any liability to any Guarantor pursuant hereto as a result thereof, and no such action shall impair or release the obligations of any Guarantor under this Guaranty.

         2.7 Reinstatement. This Guaranty shall remain in full force and effect and continue to be effective in the event that any petition is filed by or against Borrower, any Guarantor or any other guarantor for liquidation or reorganization, in the event that Borrower or any Guarantor becomes insolvent or makes an assignment for the benefit of creditors or in the event that a receiver or trustee is appointed for all or any significant part of Borrower's, any Guarantor's or any other guarantor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Indebtedness, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender, whether as a "voidable preference", "fraudulent conveyance", or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Indebtedness shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.



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

         2.8      Waiver of Subrogation, Etc.

                  (a) If, pursuant to applicable law, any Guarantor, by payment or otherwise, becomes subrogated to all or any of the rights of Lender under any of the Loan Documents, the rights of Lender to which such Guarantor shall be subrogated shall be accepted by such Guarantor "as is" and without any representation or warranty of any kind by Lender, express or implied, with respect to the legality, value, validity or enforceability of any of such rights, or the existence, availability, value, merchantability or fitness for any particular purpose of any Guarantor Collateral and shall be without recourse to Lender.

                  (b) If Lender, under applicable law, proceeds to realize its benefits under any of the Loan Documents giving Lender a Lien upon any Collateral, whether owned by Borrower, any Guarantor or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Guaranty. If, in the exercise of any of its rights and remedies, Lender forfeits any of its rights or remedies, including its right to enter a deficiency judgment against Borrower or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by Lender and waives any claim based upon such action, even if such action by Lender shall result in a full or partial loss of any rights of subrogation which any Guarantor might otherwise have had but for such action by Lender. Any election of remedies which results in the denial or impairment of the right of Lender to seek a deficiency judgment against Borrower shall not impair any Guarantor's obligation to pay the full amount of the Indebtedness. In the event that Lender bids at any foreclosure or trustee's sale or at any private sale permitted by law or any of the Loan Documents, Lender may bid all or less than the amount of the Indebtedness and the amount of such bid need not be paid by Lender but shall be credited against the Indebtedness. The amount of the successful bid at any such sale, whether Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the subject collateral and the difference between such bid amount and the remaining balance of the Indebtedness shall be conclusively deemed to be the amount of the Indebtedness guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Lender might otherwise be entitled but for such bidding at any such sale.

         2.9 Continuing Guaranty. Each Guarantor agrees that this Guaranty is a continuing guaranty and shall remain in full force and effect until the payment and performance in full of the Indebtedness; provided, however, that if any sums paid to and applied by Lender toward the Indebtedness are thereafter required to be repaid to Borrower or to any Affiliate, or to any trustee, receiver or other person, by reason of the application of the Bankruptcy Code, the Uniform Fraudulent Transfer Act or any other law relating to creditors' rights generally, then this Guaranty shall be reinstated, ab initio, as if such portion of the Indebtedness had never been paid.

         2.10 Fraudulent Conveyance. Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any liens and security interests granted by each Guarantor to secure this Guaranty, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, each Guarantor agrees that if this Guaranty, or any liens or security interests securing



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

this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such lien or security interest to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of the "Bankruptcy Code" (as hereinafter defined) or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

         SECTION 3    SECURITY FOR THE OBLIGATIONS.

         3.1 Security Interest in the Guarantor Collateral. To secure the payment and performance of any and all of the Indebtedness and the performance of all obligations and covenants of each Guarantor hereunder and under the other Loan Documents, absolute or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter be owing by any Guarantor to Lender, each Guarantor hereby pledges to Lender and gives and grants Lender a continuing and general security interest in and Lien upon and right of set-off against, all right, title and interest of each Guarantor in and to all of the Guarantor Collateral, whether now owned or hereafter acquired by any Guarantor; provided, however, that notwithstanding anything to the contrary set forth herein, none of any Guarantor's obligations hereunder shall be secured by real property.

         3.2 Disclosure of Security Interest. Each Guarantor shall make appropriate entries upon its financial statements and its books and records disclosing Lender's Liens and security interests in all of the Guarantor Collateral.

         3.3 Supplemental Documentation. At Lender's request, each Guarantor shall cause the execution and delivery to Lender, in form and substance satisfactory to Lender, of all such agreements, documents, financing statements and other writings requested by Lender to perfect and maintain the perfection and priority of its security interests in and Liens on the Guarantor Collateral and to consummate the other transactions contemplated hereby, and each Guarantor shall pay all filing fees and documentary stamp, intangible and similar taxes in connection therewith. Guarantor irrevocably designates Lender as it's attorney-in-fact to effectuate the foregoing.

         3.4 Inspection. Each Guarantor hereby irrevocably consents to any act by Lender or its agents in entering upon any premises during normal business hours for the purposes of either (i) inspecting the Guarantor Collateral and making extracts from and copies of any books and records relating thereto or
(ii) taking possession of the Guarantor Collateral at any time following the occurrence of an Event of Default; and each Guarantor hereby waives its right to assert against Lender or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Guarantor Collateral may be located. Each Guarantor irrevocably consents to Lender's requesting information pertaining to any Guarantor from any Person and to Lender's verifying such or any other information pertaining to any Guarantor, including, but not limited to the amount, quality, existence, quantity, value and condition of any Account of any Guarantor or any other Guarantor Collateral.



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

         3.5 Cross-Collateralization. All collateral which Lender may at any time acquire from any other source as security for the payment of any Indebtedness shall constitute cross-collateral for all Indebtedness without apportionment or designation as to particular Indebtedness, and all Indebtedness shall be secured by all such collateral; and Lender shall have the right, in its sole discretion, to determine the order in which its rights in or remedies against such collateral are to be exercised and which types or portions of the collateral are to be proceeded against and the order of application of proceeds of collateral against particular Indebtedness.

         3.6 Collections; Lender's Right to Notify Account Debtors and to Endorse any Guarantor's Name. Each Guarantor hereby authorizes Lender (a) upon the occurrence and during the continuation of a Default or an Event of Default, to open each Guarantor's mail and collect any and all amounts due to any Guarantor from Account Debtors; (b) after the occurrence of a Default or an Event of Default, notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein; and (c) after the occurrence of a Default or an Event of Default, direct such Account Debtors to make all payments due from them to any Guarantor upon the Accounts directly to Lender or to a lock box designated by Lender. Lender shall promptly furnish such Guarantor with a copy of any such notice sent and such Guarantor hereby agrees that any such notice may be sent on such Guarantor's stationery, in which event such Guarantor shall co-sign such notice with Lender. Each Guarantor irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as each Guarantor's true and lawful attorney (and agent-in-fact) to endorse each Guarantor's name on any checks, notes, drafts or any other payment relating to and/or proceeds of the Guarantor Collateral which come into either Lender's possession or control.

         3.7 Preservation of Rights in Guarantor Collateral. Except as herein or by applicable law otherwise expressly provided, Lender shall not be obligated to exercise any degree of care in connection with any Guarantor Collateral, to take any steps necessary to preserve any rights in any of the Guarantor Collateral or to preserve any rights therein against prior parties. No segregation or specific allocation by Lender of specified items of Guarantor Collateral against any liability of any Guarantor shall waive or affect any Lien against other items of Guarantor Collateral or any of Lender's options, powers or rights under this Guaranty or otherwise arising.

         3.8 Other Rights. Each Guarantor authorizes Lender without affecting either any Guarantor's or Lender's obligations hereunder or under any other Loan Document from time to time to take from any party and hold additional collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce, substitute or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any Lien on any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof.

         3.9 Tangible Guarantor Collateral; Inventory. No Inventory, Equipment or other tangible collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Guarantor Collateral. No tangible Guarantor Collateral is or shall



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

be allowed to become a fixture. No tangible Guarantor Collateral shall be stored with any warehouseman, bailee or similar party.

         3.10 Lender's Payment of Claims Asserted Against the Guarantor Collateral. In the event a Lien, other than a Permitted Lien, is asserted by any Person against the Guarantor Collateral and if Lender has given a Guarantor five days' prior written notice and such Guarantor has failed to either (i) satisfy the Lien or (ii) cause the Lien to be transferred to a bond acceptable to Lender, then Lender may at any time after such five-day period in its discretion without waiving or releasing any obligation, liability or duty of such Guarantor under this Guaranty, the other Loan Documents or any Default or Event of Default, pay, acquire and/or accept an assignment of such Lien. All sums paid by Lender in respect thereof and all costs, fees and expenses, including, without limitation, attorneys' fees, court costs, expenses and other charges relating thereto, which are incurred by Lender on account thereof, shall be payable, upon demand, by each Guarantor to Lender and shall be additional Indebtedness hereunder secured by the Guarantor Collateral.

         SECTION 4.   COVENANTS OF GUARANTOR.

         Each Guarantor covenants and agrees that from the date hereof and until payment in full of the Indebtedness unless Lender shall otherwise consent in writing, each Guarantor:

         4.1 Compliance with Loan Documents. Shall, and shall cause Borrower to, comply with all terms, conditions, covenants and agreements set forth in the Loan Documents.

         4.2 Insurance. Shall maintain and pay for insurance upon all Guarantor Collateral, wherever located, and otherwise covering casualty, hazard, workers' compensation, business interruption, public liability and such other risks and in such amounts and with such insurance companies as shall be reasonably satisfactory to Lender and in compliance with law. Each Guarantor shall deliver such certificates of insurance to Lender with loss payable endorsements naming Lender as loss payee thereunder in form reasonably satisfactory to Lender. Each Guarantor also agrees to maintain and pay for insurance in such amount, with such companies and in such form as shall be reasonably satisfactory to Lender insuring each Guarantor against any claims, suits, loss or damages suffered by any Person on any property owned or leased by any Guarantor and against such other casualties and contingencies as is customary in the business in which any Guarantor is engaged, and deliver such certificates of insurance to Lender with satisfactory endorsements naming Lender as additional insured thereunder. Each policy of insurance shall contain a clause requiring the insurer to give not less than thirty (30) days' prior written notice to Lender before any cancellation of the policies for any reason whatsoever and a clause that the interest of Lender shall not be impaired or invalidated by any act or neglect of any Guarantor or the owner of the property nor by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by said policy. Each Guarantor hereby directs all insurers under such policies of insurance on the Guarantor Collateral to pay all proceeds payable thereunder directly to Lender following an Event of Default. Each Guarantor hereby irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as each Guarantor's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of



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

insurance, endorsing the name of any Guarantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance; provided, however, that such power shall not be used until after the occurrence of and during the continuation of an Event of Default. Prior to the occurrence of an Event of Default, Each Guarantor will not make, settle or adjust any material claim without the prior written consent of Lender, which consent will not be unreasonably withheld. If any Guarantor fails to obtain and maintain any of the policies of insurance or to pay any premium in whole or in part, then Lender may, at such Guarantor's expense, without waiving or releasing any obligation or default, procure the same, but shall not be required to do so. All sums so disbursed by Lender, including attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by each Guarantor to Lender and shall be additional Indebtedness hereunder secured by the Guarantor Collateral.

         4.3 Liens. Shall not create or permit to exist any Liens on any of the Guarantor Collateral or its other assets, except Permitted Liens.


         SECTION 5    EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

                  (a) Any Guarantor fails to pay any portion of the Indebtedness when due and payable or declared due and payable, or fails to remit or deposit items or funds as required by the terms of this Guaranty; or

                  (b) Any Guarantor fails or neglects to observe, perform or comply with any other term, provision, condition, covenant, warranty or representation contained in this Guaranty, or the other Loan Documents or in any other agreement now existing or hereafter executed evidencing, securing or relating in any way to the Indebtedness or the obligations of any Guarantor hereunder, which is required to be observed, performed or complied with by any Guarantor, in any such instance after the passage of any applicable grace period; or

                  (c) A Default or an Event of Default (as such term is defined in the Loan Agreement) shall occur.


         SECTION 6         RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT.

         6.1 Rights and Remedies. Upon and after the occurrence of any Event of Default, Lender shall have, in addition to all other rights and remedies which Lender may have under this Guaranty, the other Loan Documents, and applicable law, the following rights and remedies, all of which may be exercised with or without further notice to any Guarantor: (a) all of the rights and remedies of a secured party under the Code and applicable law; (b) to foreclose the Liens created under this Guaranty and the other Loan Documents or under any other agreement relating to the Guarantor

Collateral, by any available judicial procedure or without judicial process; (c) to enter any premises where the Guarantor Collateral may be located, through self-help and without judicial process, without first obtaining a final judgment or giving any Guarantor notice and opportunity for a hearing on the validity of Lender's claim, for the purpose of taking possession or removing the same, or require each Guarantor to assemble the Guarantor Collateral and make it available to Lender at a place to be designated by Lender; and/or (d) to sell, assign, lease, or otherwise dispose of the Guarantor Collateral or any part thereof, either at public or private sale, in lots or in bulk, for cash, on credit or otherwise, with or without representation or warranties, and upon such terms as shall be acceptable to Lender, in its sole discretion, and Lender may bid or become the purchaser at any such public sale, free from any right of redemption which is hereby expressly waived by each Guarantor, and Lender shall have the option to apply or be credited with the amount of all or any part of the Indebtedness owing to Lender against the purchase price bid by Lender at any such sale. Lender may, if it deems it reasonable, postpone or adjourn any sale of the Guarantor Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, without being required to give a new notice of sale. Each Guarantor agrees that Lender has no obligation to preserve rights to the Guarantor Collateral against prior Persons or to marshall any Guarantor Collateral for the benefit of any Person. Lender is hereby granted a license or other right to use, without charge, each Guarantor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, and advertising matter, or any property of a similar nature, as it pertains to the Guarantor Collateral, in completing production of, advertising for sale, and selling any Guarantor Collateral and each Guarantor's rights under all licenses and franchise agreements shall inure to Lender's benefit. In addition, each Guarantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Guarantor in the manner specified herein five (5) days prior to the date of public sale of any of the Guarantor Collateral or prior to the date after which any private sale or other disposition of the Guarantor Collateral will be made shall constitute commercially reasonable notice to any Guarantor. Upon the occurrence of an Event of Default, Lender shall also have the right to seek the appointment of a receiver to take possession of and operate and dispose of any Guarantor's assets. Lender may, at any time during the continuance of an Event of Default, and at each Guarantor's expense, employ and maintain custodians at such Guarantor's premises who shall have full authority to protect Lender's interests. Upon the occurrence and during the continuation of an Event of Default, each Guarantor authorizes Lender to collect and set-off and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Guarantor Collateral and irrevocably appoints Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds. All or any part of the Guarantor Collateral may be liquidated and sold by Lender for failure of any Guarantor to pay any of the Indebtedness, regardless of whether any of the Loans have been accelerated or whether the Interest Rate Swap Agreement has been terminated early. Notwithstanding anything to the contrary set forth herein, Guarantor Collateral may be liquidated upon Borrower's failure to pay any Indebtedness on a timely basis, whether or not any acceleration has occurred or the Interest Rate Swap Agreement has been terminated early.

         6.2 Application of Proceeds. After an Event of Default, the net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Guarantor Collateral shall be applied first to the expenses (including all reasonable attorneys' fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Indebtedness, application as to particular Indebtedness or against principal or interest to be in Lender's absolute discretion. With limiting the generality of any other provision herein, each Guarantor shall be liable to Lender and shall pay to Lender on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Guarantor Collateral. With limiting the generality of any other provision herein, Lender shall forthwith remit to such Guarantor or the Person entitled thereto any surplus remaining after all Indebtedness has been paid in full. If any of the Guarantor Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, Lender shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, completion of manufacturing or processing, for the purpose of putting the same in such saleable form as Lender shall deem appropriate, but Lender shall have the right to sell or dispose of the Guarantor Collateral without any such repairs, maintenance, preparation, completion of manufacturing or processing. Each Guarantor will, at Lender's request, assemble (as soon as reasonably practicable) all the Guarantor Collateral and make it available to Lender at places which Lender may select, whether at premises of a Guarantor or elsewhere, and will make available to Lender all premises and facilities of each Guarantor for the purpose of Lender's taking possession of the Guarantor Collateral or of removing or putting the Guarantor Collateral in saleable form.

         6.3 Appointment of Lender as Guarantor's Lawful Attorney. Each Guarantor hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as each Guarantor's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, upon and after the occurrence of an Event of Default, without notice to any Guarantor, and at such time or times thereafter as Lender or said agent, in its sole discretion, may determine, in each Guarantor's or Lender's name: (i) demand payment of the Accounts; (ii) enforce payment of the Accounts, by legal proceedings or otherwise; (iii) exercise all of any Guarantor's rights and remedies with respect to the collection of the Accounts; (iv) settle, adjust, compromise, extend or renew the Accounts; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts; (vi) if permitted by applicable law, sell or assign the Accounts upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) discharge and release the Accounts; (viii) prepare, file and sign each Guarantor's name on a proof of claim in bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign each Guarantor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts; (x) do all acts and things necessary, in Lender's sole discretion, to fulfill any Guarantor's obligations under this Guaranty; (xi) endorse the name of any Guarantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or Inventory; (xii) use any Guarantor's stationery and sign the name of any Guarantor to verifications of the Accounts and notices thereof to Account Debtors; (xiii) use the information recorded, other than classified information, on or contained in any data processing equipment and computer hardware and software relating to the Accounts and Inventory to which each Guarantor has access; (xiv) take control, in any manner, of any item of payment or proceeds referred to in section 3.6 hereof; (xv) endorse the name of any Guarantor upon any item of payment or proceeds referred to in section 3.6 hereof and deposit the same to the account of Lender on account of the Indebtedness; and (xvi) endorse any Guarantor's name upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts or

Inventory. All acts of Lender or its designee, except Lender's and its designees acts of gross negligence or willful misconduct, taken pursuant to this section
6.3 are hereby ratified and confirmed and Lender or its designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable by each Guarantor until all Indebtedness is paid in full.

         6.4 Rights and Remedies Cumulative; Non-Waiver; Etc. The enumeration of Lender's rights and remedies set forth in this Guaranty is not intended to be exhaustive and the exercise by Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between each Guarantor and Lender or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Guarantor and Lender or Lender's employees shall be effective to change, modify or discharge any provision of this Guaranty or to constitute a waiver of any Event of Default. Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error, omission or delay of any kind occurring in the liquidation of the Guarantor Collateral or for any damages resulting therefrom except damages directly attributable to Lender's gross negligence or willful misconduct.

         SECTION 7         PAYMENT OF EXPENSES

         Provided same shall not have previously been paid by Borrower, Guarantors shall pay or reimburse Lender upon demand for all reasonable expenses (including, without limitation, reasonable attorneys' and paralegals' expenses) incurred or paid by Lender in connection with: (a) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender or any Guarantor or any other Person) in any way relating to the Guarantor Collateral, this Guaranty or the other Loan Documents, or Borrower's, any Guarantor's or any other guarantor's business or affairs; (b) any attempt to enforce any rights of Lender or any participant against any Guarantor or any other Person which may be obligated to Lender by virtue of this Guaranty or the other Loan Documents, including without limitation, the Account Debtors; (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Guarantor Collateral; (d) the filing and recording of all documents required by Lender to perfect Lender's Liens in the Guarantor Collateral, including without limitation, any documentary stamp tax or any other taxes incurred because of such filing or recording.

         SECTION 8         MISCELLANEOUS.

         8.1 Survival of Agreements. All agreements, covenants, representations and warranties contained herein or made in writing by or on behalf of each Guarantor in connection with the transactions contemplated hereby shall survive the execution and delivery of this Guaranty and the other Loan Documents and shall continue in full force and effect so long as any Indebtedness is outstanding. No termination or cancellation (regardless of cause or procedure) of this Guaranty shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to
(a) any transaction or event occurring prior to such termination or cancellation, (b) the Guarantor Collateral, or (c) any of any Guarantor's undertakings, agreements, covenants, warranties and representations contained in this Guaranty and the other Loan Documents and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation. Each Guarantor further agrees that to the extent that each such Guarantor makes a payment or payments to Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Indebtedness or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by Lender.

         8.2 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, facsimile transmission, nationally recognized overnight courier for next business day delivery or registered or certified mail and unless otherwise provided herein shall be deemed to have been received when delivered personally or three days after deposit in such mail or with such courier postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

         Guarantor:                 Steiner-Atlantic Corp.
                                    290 68th Street
                                    Miami, Florida 33138
                                    Facsimile: (305) 751-4903

         Guarantor:                 Steiner-Atlantic Brokerage Company, Inc.
                                    290 68th Street
                                    Miami, Florida 33138
                                    Facsimile: (305) 751-4903

         Guarantor:                 Dryclean USA Development Corp..
                                    290 68th Street

         Guarantor:                 Dryclean USA License Corp.
                                    290 68th Street

                                    Miami, Florida 33138
                                    Facsimile: (305) 751-4903

         Lender:                    First Union National Bank
                                    Portfolio Management Group
                                    4299 N.W. 36th Street, 4th Floor
                                    Miami Springs, Florida 33166
                                    Facsimile: (305) 883-4198

         With a copy to:            Stearns Weaver Miller Weissler
                                    Alhadeff & Sitterson, P.A.
                                    150 West Flagler Street, Suite 2200
                                    Miami, Florida  33130
                                    Attention: Stuart D. Ames, Esq.
                                    Facsimile:  (305) 789-3395

         8.3 Indemnification of Lender. From and at all times after the date of this Guaranty, and in addition to all of Lender's other rights and remedies against any Guarantor, each Guarantor agrees to hold Lender harmless from, and to indemnify Lender against, all losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' and paralegals' fees, costs and expenses) incurred by Lender from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, this Guaranty and the other Loan Documents; provided, however, that the foregoing indemnification shall not protect a Lender from loss, damage, cost or expense directly attributable to such Lender's willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of Lender shall be payable by each Guarantor upon demand by Lender, as the case may be, and shall be additional Indebtedness hereunder secured by the Guarantor Collateral.

         8.4 Assignment. This Guaranty shall be binding upon and shall inure to the benefit of each Guarantor and Lender, and their respective successors and assigns; provided that each Guarantor may not assign any of its rights or duties hereunder without the prior written consent of Lender and any such assignment made without such consent shall be void. Nothing in this Guaranty shall prohibit or restrict Lender from pledging or assigning the Loan Documents, including the Guarantor Collateral, to any Federal Reserve Bank in accordance with applicable law.

         8.5 Amendment. This Guaranty cannot be amended, changed, discharged or terminated orally, but only by an instrument in writing signed by Lender and each Guarantor.

         8.6  Severability.  To the extent any  provision  of this  Guaranty  is prohibited  by  or  invalid  under  applicable  law,  such  provision  shall  be
ineffective  to  the  extent  of  such   prohibition   or
invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         8.7 Entire Agreement. This Guaranty and the other documents, certificates and instruments referred to herein constitute the entire agreement between the parties and supersede and rescind any prior agreements relating to the subject matter hereof; provided, however, that, notwithstanding the foregoing, this Guaranty shall not be deemed to modify, supersede, rescind, revoke or otherwise diminish the terms or conditions of any other guaranty or similar arrangement executed by any Guarantor in favor of Lender.

         8.8 Binding Effect. All of the terms of this Guaranty and the other Loan Documents, as the same may from time to time be amended, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Guarantors and Lender. This provision, however, shall not be deemed to modify section 8.5.

         8.9 Captions. The captions to the various sections and subsections of this Guaranty have been inserted for convenience only and shall not limit or affect any of the terms hereof.

         8.10 Conflict of Terms. The provisions of the other Loan Documents and any Schedule thereto are incorporated in this Guaranty by this reference thereto. Except as otherwise provided in this Guaranty and except as otherwise provided in the other Loan Documents, if any provision contained in this Guaranty is in conflict with, or inconsistent with, any provision of the other Loan Documents, the provision contained in this Guaranty shall control.

         8.11 Injunctive Relief. Each Guarantor recognizes that in the event any Guarantor fails to perform, observe or discharge any of its obligations or liabilities under this Guaranty, any remedy of law may prove to be inadequate relief to Lender. Each Guarantor therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         8.12 Further Assurances. At any time, and from time to time, upon the written request of Lender, and at the sole expense of Guarantors, each Guarantor will promptly and duly execute and deliver any and all such further instruments and documents and take such further actions as Lender may reasonably deem desirable to obtain the full benefits of this Guaranty. Each Guarantor also hereby authorizes Lender to file any additional financing or continuation statements without the signature of any Guarantor to the extent permitted by law.

         8.13 Separate Legal Counsel. Each Guarantor has been represented by its own legal counsel (and not that of Lender) in connection with the negotiation and documentation of the Loan Documents.

         8.14 Counterparts; Construction; Gender. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument. Any telecopied version of a signature shall be deemed a manually executed and delivered original. This Guaranty shall be construed without any presumption that it be construed against the party causing it to be drafted. All references in this Guaranty or any of the other Loan Documents to the masculine, feminine or neuter gender shall include all such genders unless the context clearly indicates otherwise. Each representation, warranty, covenant and agreement set forth in any Loan Document shall be construed independently. The parties acknowledge that a Default or an Event of Default shall be deemed continuing until cured, as determined by Lender, in accordance with the terms hereof and the other Loan Documents.

         8.15 Powers. All powers of attorney granted to Lender are coupled with an interest and are irrevocable, until all Indebtedness is irrevocably paid in full and Lender has no further obligations to make any Loans.

         8.16 Approvals. If this Guaranty calls for the approval or consent of Lender, such approval or consent may be given or withheld in the sole credit judgment of Lender.

         8.17 Arbitration; Preservation and Limitation of Remedies. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Guaranty or any other Loan Documents ("Disputes"), this Guaranty shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Guaranty. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city in which the office of Lender first stated above is located. The expedited procedures set forth in Rules 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to any Interest Rate Swap Agreement. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party hereto may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute. The parties agree that they shall not have a remedy of punitive or exemplary damages against the other in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

         8.18 GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. SUBJECT TO THE TERMS OF SECTION 8.17, THIS GUARANTY SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. SUBJECT TO THE TERMS OF SECTION 8.17, AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, EACH GUARANTOR HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN MIAMI-DADE COUNTY, STATE OF FLORIDA, AND CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO EACH GUARANTOR AT THE ADDRESS STATED IN SECTION 8.2 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID. SUBJECT TO THE TERMS OF SECTION 8.17, EACH GUARANTOR AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR
PROCEEDING  ARISING  OUT OF OR  RELATED  TO  THIS  GUARANTY  OR THE  OTHER  LOAN
DOCUMENTS. SUBJECT TO THE TERMS OF SECTION 8.17, EACH GUARANTOR WAIVES ANY OBJECTION WHICH EACH GUARANTOR MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY LENDER UNDER THIS GUARANTY OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED WITHIN MIAMI-DADE COUNTY, FLORIDA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. SUBJECT TO THE TERMS OF SECTION 8.17, NOTHING IN THIS SECTION 8.18 SHALL AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST ANY GUARANTOR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER ANY GUARANTOR OR ITS PROPERTY. SUBJECT TO THE TERMS OF SECTION 8.17, THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND THE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

         IN WITNESS WHEREOF, each Guarantor has caused this Guaranty and Security Agreement to be executed and sealed in its corporate name by its duly authorized corporate officer as of the date first above written.


                                   STEINER-ATLANTIC CORP., a Florida corporation


                                   By:      /s/ Michael Steiner, Pres.
                                      ------------------------------------------
                                            Michael Steiner, President



                                   STEINER-ATLANTIC BROKERAGE COMPANY, INC., a Florida corporation


                                   By:      /s/ Michael Steiner, Pres.
                                      ------------------------------------------
                                            Michael Steiner, President



                                   DRYCLEAN USA DEVELOPMENT CORP., a Florida corporation


                                   By:      /s/ Michael Steiner, Pres.
                                      ------------------------------------------
                                            Michael Steiner, President



                                   DRYCLEAN   USA  LICENSE   CORP.,   a  Florida
                                   corporation


                                   By:      /s/ Michael Steiner, Pres.
                                      ------------------------------------------
                                            Michael Steiner, President


Accepted and acknowledged by:

FIRST UNION NATIONAL BANK


By: /s/ Steve Leth
    ------------------------------------------
    Steve Leth, Vice President